HOME SYSTEM GROUP
Oceanic Industry Park, Sha Gang Highway
Gang Kou Town, Zhongshan City
Guangdong, People's Republic of China, 528447

June 29, 2007

Zhongshan City Juxian Gas Oven Co., Ltd
No.56 Tongan Rd. West
Dongfeng Town, Zhongshan City,
Guangdong, People's Republic of China, 528425

Ladies and Gentlemen:

Reference is made to the Share Exchange Agreement ("Agreement"), dated April 20, 2007, among Home System Group (the "Company"), its wholly-owned subsidiary Holy (HK) Limited, HHK's wholly-owned subsidiary Oceanic Well Profit, Inc., Zhongshan City Juxian Gas Oven Co., Ltd. ("Juxian"), and Juxian's shareholders (the "Shareholders"), pursuant to which the Company became obligated to acquire 100% of Juxian from the Shareholders for $14,000,000, $10,000,000 of which is payable in cash and $4,000,000 of which is payable in shares of the Company's common stock (the "Shares"), valued at $4.00 per share. Terms not defined herein shall have the meanings set forth in the Agreement.

Pursuant to Sections 9(e) and (f) of the Agreement, either Juxian or the Company may terminate the Agreement if the transactions contemplated by the Agreement do not close on or before June 30, 2007. However, because June 30, 2007 falls on a non-business day, Juxian and the Company have agreed to amend Section 9 of the Agreement to postpone the closing until July 2, 2007, the next business day following June 30, 2007.

In addition, Juxian and the Shareholders acknowledge and agree that the Company is issuing the Shares in reliance upon exemptions from the registration requirements of the U. S. Securities Act of 1933 (the "Securities Act"), pursuant to Regulation S thereunder, and that the representations and warranties of the Shareholders in Section 2.29 of the Agreement do not adequately support the reliance. Therefore, the Shareholders have agreed to amend Section 2.29 of the Agreement to provide adequate Shareholder representations and warranties.

Therefore, the Company, Juxian and the Shareholders agree to amend the Agreement (the "Amendment") as hereinafter set forth:

1.     Section 9 - Each occurrence of the date "June 30, 2007" in Subsections (e) and (f) of Section 19 of the Agreement is deleted in its entirety and substituted in its place is the date "July 2, 2007".

2.     Section 2.29 - Section 2.29 of the Agreement is deleted in its entirety and substituted in its place is the following:

2.28     SHAREHOLDER REPRESENTATIONS. Each of the Shareholders understands, acknowledges and agrees that the offering and sale of the Acquisition Shares to the Shareholders has not been registered under the Securities Act or under any state securities laws or regulations and that the Acquisition Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that Home System Group is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each of the Shareholders set forth herein in order to determine the applicability of such exemptions and the suitability of such Shareholders to acquire the Acquisition Shares. In this regard, each of the Shareholders represents and warrants as follows:

(a) It is not a U.S. Person (as defined below) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of Zhongshan City Weihe Appliances Co., Ltd. A U.S. Person means any one of the following: (1) any natural person resident in the United States of America; (2) any partnership or corporation organized or incorporated under the laws of the United States of America; (3) any estate of which any executor or administrator is a U.S. person; (4) any trust of which any trustee is a U.S. person; (5) any agency or branch of a foreign entity located in the United States of America; (6) any non discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (7) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and (8) any partnership or corporation if: (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(b) At the time of the origination of contact concerning this contract and the date of the execution and delivery of this contract, each of the Shareholders was outside of the United States.

(c) None of the Shareholders will, during the period commencing on the date of issuance of the Acquisition Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the "Restricted Period"), offer, sell, pledge or otherwise transfer the Acquisition Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. At no time shall a Shareholder offer or sell the Acquisition Shares unless they are registered under the Securities Act or are exempt from the registration requirements of the Securities Act and any applicable state or foreign securities laws or regulations.

(d) Each of the Shareholders will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Acquisition Shares only pursuant to registration under the Securities Act or an available exemption therein and, in accordance with all applicable state and foreign securities laws.

(e) No Shareholder has engaged in, and prior to the expiration of the Restricted Period will not directly or indirectly engage in, any short selling of or any hedging or similar transaction with respect to the Acquisition Shares in the United States, including without limitation, any put, call or other option transaction, option writing or equity swap.

(f) Neither a Shareholder nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Acquisition Shares and the Shareholder and any person acting on its behalf have complied and will comply with the "offering restrictions" requirements of Regulation S under the Securities Act.

(g) The transactions contemplated by this contract have not been prearranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(h) None of the Shareholders or any person acting on their behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Acquisition Shares. Each of the Shareholders agrees not to cause any advertisement of the Acquisition Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Acquisition Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

Each of the Company, Juxian and the Shareholders acknowledges and agrees that, except as specifically set forth in this Amendment, all of the terms and conditions of the Agreement, including, but not limited to, all the obligations of the Company, Juxian and the Shareholders, shall remain unchanged and in full force in affect.

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If the foregoing provisions correctly state our understanding with respect to the above matters, please indicate your agreement by signing two copies of this letter in the space provided below and returning one of the copies to us.

Very truly yours,

HOME SYSTEM GROUP

By /s/ Weiqiu Li
Weiqiu Li
Chief Executive Officer

Acknowledged this 29th day of June, 2006:

ZHONGSHAN CITY JUXIAN GAS OVEN CO., LTD.

By /s/ Zhenguang Huang
      Zhenguang Huang
      Chief Executive Officer

SHAREHOLDERS:

By /s/ Zhenbiao Huang
      Zhenbiao Huang

By /s/ Jingxian Huang
      Jingxian Huang

Letter Amendment to Juxian Share Exchange Agreement